UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 12, 2026

FOXO TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39783	85-1050265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

477 South Rosemary Avenue
Suite 224
West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

(612) 800-0059

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2026, FOXO Technologies Inc., a Delaware corporation (the “Company”), entered into two Exchange Agreements (each, an “Exchange Agreement” and collectively, the “Exchange Agreements”), each dated as of May 12, 2026, by and between the Company and each of (i) an institutional investor (“Investor 1”) and (ii) a second institutional investor (“Investor 2” and, together with Investor 1, the “Holders”), each a holder of the Company’s Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”).

Pursuant to the Exchange Agreement with Investor 1, the Company agreed to exchange 2,467.98834 shares of Series A Preferred Stock of the Company with an aggregate stated value of $2,467,988.34 (the “Investor 1 Existing Securities”) (representing Investor 1’s total ownership) held by Investor 1 for a senior unsecured non-convertible promissory note of the Company in the principal amount of $2,467,988.34 (the “Investor 1 Note”). The Investor 1 Existing Securities are cancelled and of no further force or effect.

Pursuant to the Exchange Agreement with Investor 2, the Company agreed to exchange 5,307.09694 shares of Series A Preferred Stock of the Company with an aggregate stated value of $5,307,096.94 (the “Investor 2 Existing Securities” and, together with the Investor 1 Existing Securities, the “Existing Securities”) (representing Investor 2’s total ownership) held by Investor 2 for a senior unsecured non-convertible promissory note of the Company in the principal amount of $5,307,096.94 (the “Investor 2 Note” and, together with the Investor 1 Note, the “Senior Notes”). The Investor 2 Existing Securities are cancelled and of no further force or effect.

Following the completion of the exchanges described, the institutional investors no longer hold any instruments with conversion rights to equity in the Company.

Each Senior Note matures on the earlier of (i) May 12, 2027, or (ii) the occurrence of an Event of Default (as defined in the applicable Senior Note). The Senior Notes are non-interest bearing, unsecured obligations of the Company; provided, however, that the Company shall not incur any other indebtedness senior in preference to the Senior Notes while the Senior Notes are outstanding, and provided further that repayment shall be made upon completion of a public offering or up-listing to a recognized stock exchange. Upon an Event of Default, the applicable Senior Note may be accelerated and interest shall accrue at a default rate of 18% per annum. Proceeds from the Senior Notes are to be used for working capital purposes.

Copies of the Exchange Agreements and the Senior Notes are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Exchange Agreements and the Senior Notes set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Senior Unsecured Non-Convertible Promissory Note, dated May 12, 2026, issued by FOXO Technologies Inc. to Investor 2 in the principal amount of $5,307,096.94.
4.2	Senior Unsecured Non-Convertible Promissory Note, dated May 12, 2026, issued by FOXO Technologies Inc. to Investor 1 in the principal amount of $2,467,988.34.
10.1	Exchange Agreement, dated as of May 12, 2026, by and between FOXO Technologies Inc. and Investor 1.
10.2	Exchange Agreement, dated as of May 12, 2026, by and between FOXO Technologies Inc. and Investor 2.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXO Technologies Inc.

Date: May 18, 2026	By:	/s/ Seamus Lagan
	Name:	Seamus Lagan
	Title:	Chief Executive Officer

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